UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2019

NORTHERN OIL AND GAS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33999	95-3848122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Carlson Parkway, Suite 990 Minnetonka, Minnesota	55305
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 476-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	NOG	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported, on October 21, 2019, Northern Oil and Gas, Inc. (the “Company”) announced the commencement of (i) a cash tender offer (the “Tender Offer”) to purchase up to $200,000,000 in aggregate principal amount of the Company’s 8.50% Senior Secured Second Lien Notes due 2023 (the “Notes”); (ii) an exchange offer (the “Exchange Offer”) to eligible holders of Notes to exchange up to $70,754,716 in aggregate principal amount of Notes for shares of the Company’s newly issued 6.50% Series A Perpetual Cumulative Convertible Preferred Stock (the “Preferred Stock”); (iii) a related solicitation of consents (the “Consent Solicitation”) to adopt certain proposed amendments to the Indenture (as defined below) governing the Notes and (iv) an offer to eligible holders of Notes that elect to participate in the Exchange Offer to subscribe to purchase for up to $75,000,000 in cash additional shares of Preferred Stock (the “Subscription Offer”).

Preferred Stock Purchase and Sale Agreement

As previously reported, on October 21, 2019, the Company entered into a backstop commitment agreement (the “Backstop Agreement”) with certain affiliated holders of the Notes (the “Backstop Parties”).

On November 21, 2019, in connection with the Backstop Agreement, the Company entered into a Preferred Stock Purchase and Sale Agreement with the Backstop Parties (the “Purchase Agreement”) pursuant to which (i) the Company agreed to issue and sell to the Backstop Parties, and the Backstop Parties agreed to purchase from the Company for $42,124,600 in cash, 421,246 shares of Preferred Stock and (ii) the Company agreed to issue to the Backstop Parties 263,477 shares of Preferred Stock in exchange for $24,856,551 in aggregate principal amount of Notes held by the Backstop Parties, each in a private placement transaction (the “Private Placements”). The Private Placements were undertaken in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Third Supplemental Indenture

On November 22, 2019, in connection with the Consent Solicitation, the Company entered into the Third Supplemental Indenture (the “Third Supplemental Indenture”), between the Company and Wilmington Trust, National Association, as Trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”), to the indenture dated as of May 15, 2018, among the Company, the Trustee and the Collateral Agent (as supplemented from time to time, the “Indenture”). The Third Supplemental Indenture, among other things, amends the Indenture to (a) allow for the expansion of the Company’s Revolving Credit Facility (as defined below) by increasing the Company’s debt capacity under the debt covenant, (b) remove certain restrictive covenants, (c) provide for a customary restricted payments builder basket and other mechanics to facilitate the Company’s allocation of capital and (d) permit certain related amendments to the intercreditor agreement.

The foregoing description of the Third Supplemental Indenture is not complete and is qualified in its entirety by reference to the full text of the Third Supplemental Indenture, a copy of which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Revolving Credit Facility

On November 22, 2019, the Company entered into the $1.50 billion Second Amended and Restated Credit Agreement (the “Revolving Credit Facility”) with Wells Fargo Bank, National Association, as administrative agent, and the lenders from time to time party thereto. The Revolving Credit Facility matures five years from the closing date, provided that the maturity date shall be 91 days prior to the scheduled maturity date of the Notes.

The Revolving Credit Facility is subject to a Borrowing Base (as defined in the Revolving Credit Facility) with maximum loan value to be assigned to the proved reserves attributable to the Company and its subsidiaries’ (if any) oil and gas properties. The initial Borrowing Base is $800 million until the next scheduled redetermination. The Borrowing Base will be redetermined semiannually on or around April 1st and October 1st, with one interim “wildcard” redetermination available between scheduled redeterminations. The April 1st scheduled redetermination shall be based on a January 1st engineering report audited by a third party (reasonably acceptable to the Agent (as defined in the Revolving Credit Facility)).

At the Company’s option, borrowings under the Revolving Credit Facility shall bear interest at the base rate or LIBOR plus an applicable margin. Base rate loans bear interest at a rate per annum equal to the greatest of: (i) the agent bank’s prime rate; (ii) the federal funds effective rate plus 50 basis points; and (iii) the adjusted LIBOR rate for a one-month interest period plus 100 basis points. The applicable margin for base rate loans ranges from 100 to 200 basis points, and the applicable margin for LIBOR loans ranges from 200 to 300 basis points, in each case depending on the percentage of the Borrowing Base utilized.

The Revolving Credit Facility contains negative covenants that limit the Company’s ability, among other things, to pay dividends, incur additional indebtedness, sell assets, enter into certain derivatives contracts, change the nature of its business or operations, merge, consolidate, or make certain types of investments. In addition, the Revolving Credit Facility requires that the Company comply with the following financial covenants: (i) as of the date of determination, the ratio of total net debt to EBITDAX (as defined in the Revolving Credit Facility) shall be no more than 3.50 to 1.00, measured on a pro forma rolling four quarter basis, and (ii) the current ratio (defined as consolidated current assets including unused amounts of the total commitments, but excluding non-cash assets under FASB ASC 815, divided by consolidated current liabilities excluding current non-cash obligations under FASB ASC 815 and current maturities under the Revolving Credit Facility, the Second Lien Notes (as defined in the Revolving Credit Facility) and the Purchaser Note (as defined in the Revolving Credit Facility)) shall not be less than 1.00 to 1.00.

The Company’s obligations under the Revolving Credit Facility may be accelerated, subject to customary grace and cure periods, upon the occurrence of certain Events of Default (as defined in the Revolving Credit Facility). Such Events of Default include customary events for a financing agreement of this type, including, without limitation, payment defaults, the inaccuracy of representations and warranties, defaults in the performance of affirmative or negative covenants, defaults on other indebtedness of us or the Company’s subsidiaries, defaults related to judgments and the occurrence of a Change in Control (as defined in the Revolving Credit Facility).

The Company’s obligations under the Revolving Credit Facility are secured by mortgages on not less than 85% of the value of proven reserves associated with the oil and gas properties included in the determination of the Borrowing Base. Additionally, the Company entered into a Guaranty and Collateral Agreement in favor of the Agent for the secured parties, pursuant to which the Company’s obligations under the Revolving Credit Facility are secured by a first priority security interest in substantially all of the Company’s assets.

The foregoing description of the Revolving Credit Facility is not complete and is qualified in its entirety by reference to the full text of the Revolving Credit Facility, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 regarding the terms of the Revolving Credit Facility is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

On November 22, 2019, (i) in connection with the Exchange Offer, the Company accepted $45,901,422 in aggregate principal amount of Notes tendered in exchange for 486,523 shares of Preferred Stock, (ii) in connection with the Subscription Offer, the Company issued 328,754 shares of Preferred Stock for $100 per share of Preferred Stock for an aggregate purchase price of $32,875,400, and (iii) in connection with the Private Placements, the Company issued 421,246 shares of Preferred Stock to the Backstop Parties for $100 per share of Preferred Stock for an aggregate purchase price of $42,124,600.

On November 25, 2019, in connection with the Private Placements, the Company accepted $24,856,551 in aggregate principal amount of Notes from the Backstop Parties in exchange for 263,477 shares of Preferred Stock.

The shares of Preferred Stock were issued in reliance upon an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof. The information set forth under Item 1.01 regarding the Exchange Offer, the Subscription Offer and the Private Placements is incorporated by reference into this Item 3.02.

Summary of the Preferred Stock

The terms of the Preferred Stock are set forth in the Certificate of Designations for the Preferred Stock (the “Certificate of Designations”). In accordance with the Certificate of Designations, the Preferred Stock ranks senior to the Company’s common stock, par value $0.001 (the “Common Stock”) with respect to the payment of dividends and distribution of assets upon liquidation, dissolution or winding-up. Holders of the Preferred Stock are entitled to receive, when, as and if declared by the board of directors of the Company, cumulative dividends in cash, at a rate of 6.50% per annum on the sum of (i) the $100 liquidation preference per share of Preferred Stock (the “Liquidation Preference”) and (ii) all accumulated and unpaid dividends (if any), payable semi-annually in arrears on May 15 and November 15 of each year, commencing on May 15, 2020.

If the Company fails to pay dividends for three or more semi-annual dividend periods (whether or not consecutive), (a “nonpayment”) the holders of the Preferred Stock, voting as a single class with any other series of preferred stock or preference securities having similar voting rights that are exercisable will be entitled at the Company’s next regular or special meeting of stockholders to elect two additional directors to the Company’s board of directors. Upon the election of any additional directors, the number of directors that comprise the Company’s board of directors shall be increased by such number of additional directors. Such voting rights and the terms of the directors so elected will continue until such time as the dividend arrearage on the Preferred Stock has been paid in full.

The Preferred Stock will be convertible at the holders’ option (an “Optional Conversion”) into Common Stock at an initial conversion rate of 43.63 shares of fully paid and non-assessable shares of Common Stock, subject to customary adjustments as provided in the Certificate of Designations, per share of Preferred Stock.

Upon the occurrence of a Fundamental Change (as defined in the Certificate of Designations) holders of Preferred Stock will have the right to convert their shares of Preferred Stock into a number of shares of Common Stock equal to the greater of (i) the sum of (A) the number of shares of Common Stock deliverable upon an Optional Conversion and (B) the Make-Whole Premium (as defined in the Certificate of Designations); and (ii) (A) the sum of (1) the Liquidation Preference and (2) the amount of any accumulated and unpaid dividends on such converted shares (including dividends accrued and unpaid on previously unpaid dividends), whether or not declared, divided by (B) the average of the closing sale prices of the Common Stock on the ten consecutive trading days immediately preceding, but not including, the date on which the holders elect to convert their shares (together with a cash payment in lieu of any fractional share). The Company may elect to pay the Make-Whole Premium, in its sole discretion: (i) in cash; (ii) by delivery of shares of Common Stock; or (iii) by delivery of any combination of cash and shares of Common Stock.

In the event of any liquidation, winding up or dissolution of the Company, whether voluntary or involuntary, each holder of Preferred Stock shall be entitled to receive in respect of its shares of Preferred Stock and to be paid out of the assets of the Company legally available for distribution to its stockholders, after satisfaction of liabilities to the Company’s creditors and holders of shares of senior stock, if any, and before any payment or distribution is made to holders of junior stock (including the Common Stock), the Liquidation Preference per share of Preferred Stock plus an amount equal to all accumulated and unpaid dividends on such shares, whether or not declared, to, but not including, the date fixed for liquidation, winding up or dissolution.

The Certificate of Designations also sets forth additional information relating to the payment of dividends, voting, consent and redemption rights, the ranking of the Preferred Stock in comparison with the Company’s other securities, and other matters, including transfer restrictions.

The foregoing description of the Certificate of Designations is not complete and is qualified in its entirety by reference to the full text of the Certificate of Designations, a copy of which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 3.03. Material Modifications to Rights of Security holders.

The information set forth under Item 3.02 and Item 5.03 regarding the terms of the Preferred Stock set forth in the Certificate of Designations is incorporated by reference into this Item 3.03. A copy of the form of certificate for the Preferred Stock is attached hereto as Exhibit 4.2 and is incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 22, 2019, the Company filed the Certificate of Designations with the Secretary of State of the State of Delaware, establishing the designations, preferences, limitations and relative rights of the Preferred Stock.

The information set forth under Item 3.02 and 3.03 regarding the terms of the Preferred Stock as set forth in the Certificate of Designations is incorporated by reference into this Item 5.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Designations of 6.50% Series A Perpetual Cumulative Convertible Preferred Stock of Northern Oil and Gas, Inc.

4.1	Third Supplemental Indenture, dated as of November 22, 2019, between Northern Oil and Gas, Inc. and Wilmington Trust, National Association, as trustee

4.2	Form of certificate for the 6.50% Series A Perpetual Cumulative Convertible Preferred Stock (included as Exhibit A to Exhibit 3.1)

10.1*	Preferred Stock Purchase and Sale Agreement, dated as of November 21, 2019, among Northern Oil and Gas, Inc. and the other signatories thereto

10.2*	Second Amended and Restated Credit Agreement, dated as of November 22, 2019, among Northern Oil and Gas, Inc., Wells Fargo Bank, National Association, as administrative agent, and the lenders from time to time party thereto

*	The schedules and exhibits to the agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 26, 2019	NORTHERN OIL AND GAS, INC.

	By	/s/ Erik J. Romslo
Erik J. Romslo
Executive Vice President, General Counsel and Secretary